Exhibit 99.1

Leafly Holdings, Inc. Reports Second Quarter 2023 Financial Results

Delivered Q2 2023 revenue of $10.7 million

Reported net loss of $1.4 million;

Delivered Q2 2023 positive adjusted EBITDA of $0.1 million

SEATTLE--(BUSINESS WIRE)-- August 10, 2023 --Leafly Holdings, Inc. (“Leafly” or “the Company”) (NASDAQ: LFLY), a leading online cannabis discovery marketplace and resource for cannabis consumers, today announced financial results for its second quarter ended June 30, 2023.

“Our second quarter results reflect continued focus on our strategy and our commitment to building a sustainable path to profitability," said Yoko Miyashita, CEO of Leafly. “Our new go-to-market initiatives, coupled with Leafly’s strong value proposition has deepened relationships with high-value customers. Just as importantly, we continue to enhance the consumer experience, providing more value with deal types, delivery options and deeper search capabilities to drive conversion to sales back to retailers and brands.”

Second Quarter Financial Results

•
Revenue was $10.7 million, down 11% from Q2 2022.
•
Gross margin was 88%, consistent with Q2 2022.
•
Total operating expense was $10.2 million, a 48% reduction from $19.5 million in Q2 2022, reflecting continued focus and discipline in operating efficiencies.
•
Net loss for Q2 2023 was $1.4 million. Net income was $14.8 million for Q2 2022, which included a $24.4 million non-cash benefit from derivative liabilities.
•
Adjusted EBITDA was positive $0.1 million compared to adjusted EBITDA loss for Q2 2022 of $8.4 million.

The non-GAAP financial measures EBITDA and adjusted EBITDA are presented in this release. See the reconciliations of such non-GAAP financial measures to their most comparable GAAP measures in the tables included in this release below.

“Through diligent management of expenses, we achieved positive adjusted EBITDA in the second quarter, highlighting our efforts toward building a durable and profitable business," said Suresh Krishnaswamy, CFO of Leafly. "We are focusing on stabilizing our recurring revenue base while emphasizing annual subscription agreements to enhance long-term revenue predictability. We remain focused on operating with efficiency and continuing on the path to profitability."

Key Performance Metrics

	Three Months Ended June 30,
	2023	2022	Change	Change (%)

Average MAUs (in thousands)	7,374	7,885	(511)	-6%
Ending retail accounts	5,261	5,251	10	0%
Retailer ARPA	$558	$579	$(21)	-4%

Second Quarter Business Highlights

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The Company rolled out new rate cards and price increases in select markets to select clients to better align pricing with the value the Company delivers to its various partners.
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The Company reduced its operating expenses by 48% year-over-year and aligned resources to better optimize long-term growth opportunities. This included implementing a new go-to-market strategy focused on client services and local market dynamics, deepening customer relationships and increasing customer spend across Leafly’s full suite of products and services.
•
Leafly ended Q2 with 5,261 retail accounts, which is flat year-over-year in a difficult environment, and as the Company experiences churn including out-of-business retailers and non-profitable accounts. Leafly continues to pursue a healthier and stable base of customers.
•
Retailer average revenue per account (“ARPA”) was $558, a decline of $21 from Q2 2022, but in-line sequentially with Q1 2023. The recent trend is largely driven by churn in certain markets and by our transition to a new go-to-market strategy.

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To help reduce retailer friction, Leafly launched a beta version of a new order API, which allows any point-of-sale system to integrate with Leafly and receive orders into store point-of-sale systems. In addition, Leafly expanded its deal capabilities, giving retailers greater options and flexibility in deal creation on the platform.
•
The Company continued to improve the consumer shopping experience to increase consumer retention and targeting capabilities. Leafly improved the account creation and sign-in process to make the checkout experience faster. As part of Leafly’s focus on conversion to sales, consumers can now access their order history in a more streamlined shopping experience.

Financial Outlook

Today, Leafly is issuing third quarter 2023 guidance. Based on current business trends and conditions, the financial outlook is expected to be around $11 million in revenue and adjusted EBITDA loss to be around $0.5 million.

Leafly has not provided a quantitative reconciliation of forecasted GAAP net income (loss) to forecasted total Adjusted EBITDA within this communication because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to: depreciation and amortization expense from new assets; impairments of assets; changes in the valuation of any derivatives; the valuation of, and changes in, grants of equity-based compensation; and gains or losses on modification or extinguishment of debt. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of Leafly’s control. For more information regarding the non-GAAP financial measures discussed in this communication, please see “Non-GAAP Financial Measures” below.

Webcast and Conference Call Information

Leafly will host a conference call and webcast to discuss the results today, Thursday, August 10, 2023 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). A live webcast of the call can be accessed from Leafly’s Investor Relations website at https://investor.leafly.com.

The live call may also be accessed via telephone at (833) 470-1428 toll-free domestically. Please reference conference ID: #815302. An archived version of the webcast will be available from the same website after the call.

About Leafly

Leafly helps millions of people discover cannabis each year. Our powerful tools help shoppers make informed purchasing decisions and empower cannabis businesses to attract and retain loyal customers through advertising and technology services. Learn more at Leafly.com or download the Leafly mobile app through Apple’s App Store or Google Play.

Definitions of Key Performance Metrics

Monthly active users

Monthly active users (“MAUs”) represents the total unique visitors to Leafly websites and native apps each month, which in turn is a top-of-the-funnel metric that represents the maximum potential unique visitors that could become a customer of a dispensary or brand listed on Leafly’s platform, within a given month.

Leafly is reexamining its MAU metric and expects to discontinue reporting it in its next quarterly filing as we continue to implement a content-shift to focus on compelling and engaging content that helps drive shopping behaviors farther down the funnel.

Ending retail accounts

Ending retail accounts is the number of paying retailer accounts with Leafly as of the last month of the respective period. Retail accounts can include more than one retailer.

Retailer average revenue per account

Retailer ARPA is calculated as monthly retail revenue, on an account basis, divided by the number of retail accounts that were active during that same month. An active account is one that had an active paying subscription with Leafly in the month. Leafly does not provide retailers with an ongoing free subscription offering but may offer a free introductory period with certain subscriptions.

Cautionary Statement Regarding Forward Looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the services offered by Leafly and the markets in which Leafly operates, business strategies, performance metrics, industry environment, potential growth opportunities, Leafly’s projected future results and financial outlook, and expected savings from cost-cutting measures. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “outlook,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions as of the date of this release and, as a result, are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements.

Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to Leafly’s inability to raise sufficient capital to execute its business plan; the size, demands and growth potential of the markets for Leafly’s products and services and Leafly’s ability to serve those markets; the impact of worldwide economic conditions, including the resulting effect on consumer spending at local businesses and the level of advertising spending by local businesses; the degree of market acceptance and adoption of Leafly’s products and services; and the other risks and uncertainties described in the “Risk Factors” section of the Annual Report on Form 10-K filed by Leafly with the SEC on March 29, 2023, and in the other documents filed by Leafly from time to time with the SEC.

These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Leafly assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Leafly does not give any assurance that it will achieve its expectations.

LEAFLY HOLDINGS, INC

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(in thousands, except per share amounts)

	June 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$14,118	$24,594
Accounts receivable, net of allowance for doubtful accounts of $1,404 and $908, respectively	3,589	3,298
Prepaid expenses and other current assets	3,186	1,792
Restricted cash	360	360
Total current assets	21,253	30,044
Property, equipment, and software, net	2,649	2,285
Restricted cash - long-term portion	251	248
Other assets	75	135
Total assets	$24,228	$32,712

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$962	$1,625
Accrued expenses and other current liabilities	3,838	6,235
Deferred revenue	2,017	1,958
Total current liabilities	6,817	9,818

Non-current liabilities
Non-current portion of convertible promissory notes, net	29,136	28,863
Private warrants derivative liability	121	182
Escrow shares derivative liability	6	52
Stockholder earn-out rights derivative liability	30	204
Total non-current liabilities	29,293	29,301
Total liabilities	36,110	39,119

Commitments and contingencies

Stockholders' deficit
Preferred stock	—	—
Common stock	4	4
Treasury stock	(31,663)	(31,663)
Additional paid-in capital	91,310	89,952
Accumulated deficit	(71,533)	(64,700)
Total stockholders' deficit	(11,882)	(6,407)
Total liabilities and stockholders' deficit	$24,228	$32,712

LEAFLY HOLDINGS, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$10,675	$12,050	$21,924	$23,470
Cost of revenue	1,238	1,441	2,584	2,896
Gross profit	9,437	10,609	19,340	20,574
Operating expenses
Sales and marketing	2,852	8,112	7,763	15,126
Product development	2,320	4,056	5,600	7,521
General and administrative	5,016	7,310	11,676	14,241
Total operating expenses	10,188	19,478	25,039	36,888
Loss from operations	(751)	(8,869)	(5,699)	(16,314)
Interest expense, net	(724)	(717)	(1,437)	(1,414)
Change in fair value of derivatives	14	24,397	281	14,000
Other income (expense), net	25	(52)	22	(889)
Net (loss) income	$(1,436)	$14,759	$(6,833)	$(4,617)

Net (loss) income per share:
Basic	$(0.04)	$0.39	$(0.17)	$(0.13)
Diluted	$(0.04)	$0.37	$(0.17)	$(0.13)

Weighted average shares outstanding:
Basic	39,509	37,415	39,109	35,097
Diluted	39,509	42,041	39,109	35,097

LEAFLY HOLDINGS, INC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net loss	$(6,833)	$(4,617)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	421	149
Stock-based compensation expense	1,238	2,388
Bad debt expense	1,410	640
Loss on disposition of assets	9	—
Noncash amortization of debt discount	273	233
Noncash interest expense associated with convertible debt	—	243
Noncash change in fair value of derivatives	(281)	(14,000)
Other	(6)	13
Changes in operating assets and liabilities:
Accounts receivable	(1,701)	(687)
Prepaid expenses and other current assets	(1,334)	(3,977)
Accounts payable	(663)	1,456
Accrued expenses and other current liabilities	(2,399)	(713)
Deferred revenue	59	492
Net cash used in operating activities	(9,807)	(18,380)

Cash flows from investing activities
Additions of property, equipment, and software	(788)	(1,415)
Net cash used in investing activities	(788)	(1,415)

Cash flows from financing activities
Proceeds from exercise of stock options	—	157
Proceeds from convertible promissory notes	—	29,374
Proceeds from business combination placed in escrow and restricted	—	39,032
Trust proceeds received from recapitalization at closing	—	582
Issuance of common stock under ESPP	120	—
Transaction costs associated with recapitalization	—	(10,761)
Advances (repayments) of related party payables	2	(18)
Net cash provided by financing activities	122	58,366

Net (decrease) increase in cash, cash equivalents, and restricted cash	(10,473)	38,571
Cash, cash equivalents, and restricted cash, beginning of period	25,202	28,695
Cash, cash equivalents, and restricted cash, end of period	$14,729	$67,266

LEAFLY HOLDINGS, INC

NON-GAAP FINANCIAL MEASURES - UNAUDITED

(in thousands)

Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) and Adjusted EBITDA

To provide investors with additional information regarding our financial results, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net loss before interest, taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Below we have provided a reconciliation of net (loss) income (the most directly comparable GAAP financial measure) to EBITDA and from EBITDA to Adjusted EBITDA.

We present EBITDA and Adjusted EBITDA because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider either in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

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although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and both EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
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EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and
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EBITDA and Adjusted EBITDA do not reflect interest or tax payments that may represent a reduction in cash available to us.

Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net (loss) income and our other GAAP results.

A reconciliation of net (loss) income to non-GAAP EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net (loss) income	$(1,436)	$14,759	$(6,833)	$(4,617)
Interest expense, net	724	717	1,437	1,414
Depreciation and amortization expense	226	97	421	149
EBITDA	(486)	15,573	(4,975)	(3,054)
Stock-based compensation	580	464	1,238	2,388
Transaction expenses allocated to derivatives	—	—	—	874
Severance	—	—	754	—
Change in fair value of derivatives	(14)	(24,397)	(281)	(14,000)
Adjusted EBITDA	$80	$(8,360)	$(3,264)	$(13,792)

Contacts

Media

Josh deBerge

josh.deberge@leafly.com

206-445-9387

Investors

Stacie Clements

IR@leafly.com

Source: Leafly Holdings, Inc.